Exhibit 4.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY MEDICINE MAN TECHNOLOGIES, INC. (THE “COMPANY”)), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A FINRA REGISTERED BROKER/DEALER OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE SUBJECT TO THE TERMS AND PROVISIONS OF (A) THE ARTICLES OF INCORPORATION OF THE COMPANY, AS AMENDED FROM TIME TO TIME, INCLUDING, WITHOUT LIMITATION, THE CERTIFICATES OF DESIGNATION RELATING TO ALL SERIES OF PREFERRED STOCK, AND THE RELATIVE RIGHTS, PREFERENCES, RESTRICTIONS, DESIGNATIONS, QUALIFICATIONS AND PRIVILEGES SET FORTH THEREIN AND IMPOSED THEREON AND UPON THE HOLDERS THEREOF, AND (B) THE BYLAWS OF THE COMPANY, AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH TERMS AND PROVISIONS THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS.

COPIES OF SUCH DOCUMENTS ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND ARE MADE A PART HEREOF AS THOUGH FULLY SET FORTH ON THIS CERTIFICATE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). PURSUANT TO TREASURY REGULATION §1.1275-3(b)(1), NANCY HUBER, A REPRESENTATIVE OF THE COMPANY HEREOF WILL, BEGINNING TEN DAYS AFTER THE ISSUANCE DATE OF THIS NOTE, PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION §1.1275-3(b)(1)(i). NANCY HUBER MAY BE REACHED AT TELEPHONE NUMBER (303) 371-0387.

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Medicine Man Technologies, Inc.

13% Senior Secured Convertible Note Due December 7, 2026

No. 2026-__	$______

Medicine Man Technologies, Inc., a Nevada corporation (the “Company”), for value received hereby promises to pay to ______ the principal sum of $______. This 13% Senior Secured Convertible Note due 2026 (this “Note”) is one of a series of Notes (the “Notes”) issued pursuant to the Indenture (the “Indenture”) dated as of December 7, 2021 among the Company, the Guarantors party thereto, Ankura Trust Company, LLC, as trustee, registrar, paying agent, and conversion agent (the “Trustee”), and Chicago Atlantic Admin, LLC, as collateral agent (the “Collateral Agent”). The Notes will mature on December 7, 2026, unless earlier repurchased, redeemed or converted.

This Note shall bear interest at the rate of 13% per year from the most recent date to which interest has been paid or provided for, or, if no interest has been paid or duly provided for, from the date of issuance provided in the certificate representing this Note until the date the principal amount is paid or deemed paid or the Conversion Settlement Date, as the case may be, and in each case subject to the terms and conditions of the Indenture. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable quarterly in arrears on each March 31, June 30, September 30, and December 31, commencing on March 31, 2022, to the registered Holder of this Note as of the Close of Business on the March 15, June 15, September 15, or December 15 as the case may be, immediately preceding the applicable Interest Payment Date whether or not a Business Day. Interest shall be payable in cash for an amount equal to the amount payable on the applicable Interest Payment Date as if this Note were subject to an annual interest rate of 9%, with the remainder of the accrued interest payable as an increase to the principal amount of this Note. Additional Interest will be payable as set forth in Section 4.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, this Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest at a rate equal to 15% per annum, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.04(d) of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company shall pay the principal, premium, if any, and interest on this Note at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent, Conversion Agent, and Registrar in respect of the Notes and its Corporate Trust Office in the contiguous United States of America, as a place where Notes may be presented for payment or for registration of transfer and exchange. Payment of the cash portion of interest due, on an Interest Payment Date and on the Maturity Date, on this Note shall be made to the applicable Holder of such Note by wire transfer to an account of such Holder within the United States as notified to the Trustee and Registrar by such Holder.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an authorized denomination) for cash in the manner, and subject to the terms, set forth in Section 3.01 and Section 3.02 of the Indenture. The Company will have the right to redeem this Note for cash in the manner, and subject to the terms, set forth in Section 10.11 and Section 11.01 of the Indenture.

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The Company’s obligations under the Notes and the Indenture are unconditionally guaranteed by the Guarantors pursuant to the terms of the Indenture and the Note Guarantees. The Notes and the Note Guarantees are secured by security interests in the Collateral pursuant to the terms of the Indenture and the Security Documents.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

MEDICINE MAN TECHNOLOGIES, INC., as Company

By: /s/ Justin Dye

Name: Justin Dye

Title: Chief Executive Officer

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

ANKURA TRUST COMPANY, LLC, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:	/s/ Lisa Price
Lisa Price, Managing Director

Dated: December 7, 2021

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SCHEDULE I TO NOTE

Form of Conversion Notice

To: Medicine Man Technologies, Inc.

To: Ankura Trust Company, LLC, as Trustee and Conversion Agent

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Administrator – Medicine Man Technologies

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1.00 principal amount or a multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any cash (in lieu of any fractional shares of Common Stock or, if applicable, Reference Property), and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 10.01(d) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)
Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):
$______.00
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

Social Security or Other Taxpayer
Identification Number

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Form of Option of Holder to Elect Purchase

To: Medicine Man Technologies, Inc.

To: Ankura Trust Company, LLC, as Trustee

140 Sherman Street, Fourth Floor

Fairfield, CT 06824

Attention: Administrator – Medicine Man Technologies

The undersigned registered holder of this Note hereby acknowledges receipt from Medicine Man Technologies, Inc. (the “Company”) of the Change of Control Notice and/or the Four Year Company Notice with respect to the Company and specifying the Change of Control Repurchase Date and/or the Four Year Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 3.01 and/or Section 3.02 of the Indenture referred to in this Note, as applicable, (1) the entire principal amount of this Note, or the portion thereof (that is $1.00 principal amount or a multiple thereof) below designated, and (2) if such Change of Control Repurchase Date or Four Year Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date or Four Year Repurchase Date, as applicable. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

The certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be purchased (if less than all):
$______.00
Certificate No.:
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

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